EXHIBIT 32
CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Capitol Federal Financial, Inc. (the “Company”) on Form 10-K for the fiscal year ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John B. Dicus, Chief Executive Officer of the Company, and I, Kent G. Townsend, Executive Vice President, Chief Financial Officer and Treasurer of the Company, certify, in my capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)
the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods presented in the financial statements included in such Report.

Date:   November 29, 2011                                    By:   /s/ John B. Dicus
                                                                                        John B. Dicus, Chairman, President and
                                                                                        Chief Executive Officer

Date:   November 29, 2011                                   By:   /s/ Kent G. Townsend
                                                                                        Kent G. Townsend, Executive Vice President,
                                                                                        Chief Financial Officer and Treasurer